UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 24, 2012

GENERAL MILLS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01185	41-0274440
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

Number One General Mills Boulevard
Minneapolis, Minnesota	55426
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On September 24, 2012, General Mills, Inc. held its 2012 Annual Meeting of Stockholders. There were 553,275,592 shares of common stock represented either in person or by proxy at this meeting.  We have disclosed the final results for each matter voted upon, including the number of votes cast for or against, the number of abstentions, and as applicable, the number of broker non-votes.

1.              Election of Directors. Stockholders elected the following individuals as directors, each to serve a one-year term expiring at the company’s 2013 Annual Meeting of Stockholders, by the following votes:

Director Nominee	For	Against	Abstain	Broker Non- Votes
Bradbury H. Anderson	423,888,762	11,191,151	937,966	117,257,714
R. Kerry Clark	422,973,978	12,078,644	965,257	117,257,714
Paul Danos	423,447,705	11,454,448	1,115,726	117,257,714
William T. Esrey	420,501,397	14,528,103	988,379	117,257,714
Raymond V. Gilmartin	420,418,902	14,635,421	963,556	117,257,714
Judith Richards Hope	419,429,534	15,688,672	899,673	117,257,714
Heidi G. Miller	422,528,076	12,571,233	918,570	117,257,714
Hilda Ochoa-Brillembourg	422,132,438	12,956,154	929,287	117,257,714
Steve Odland	422,745,803	12,268,242	1,003,834	117,257,714
Kendall J. Powell	415,032,448	19,928,043	1,057,388	117,257,714
Michael D. Rose	422,922,268	12,095,159	1,000,452	117,257,714
Robert L. Ryan	423,886,652	11,189,077	942,150	117,257,714
Dorothy A. Terrell	421,578,000	13,530,102	909,777	117,257,714

2.              Advisory Vote on Executive Compensation.  Stockholders approved the company’s compensation for its named executive officers on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
407,307,771	21,980,206	6,729,902	117,257,714

3.              Ratification of Appointment of Independent Registered Public Accounting Firm. Stockholders ratified the appointment of KPMG LLP as the company’s independent registered public accounting firm for the fiscal year ending May 29, 2013, by the following vote:

For	Against	Abstain	Broker Non-Votes
547,410,462	4,717,656	1,147,475	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2012

GENERAL MILLS, INC.

	By:	/s/ Roderick A. Palmore
		Name:	Roderick A. Palmore
		Title:	Executive Vice President,
General Counsel and Secretary